Exhibit 99.1

___________________________________________________________________

Engility Reports Third Quarter 2015 Results

•	Third quarter 2015 revenue of $570 million and adjusted diluted EPS of $0.61

•	Adjusted operating margin of 9.1% and adjusted EBITDA margin of 10.3%

•	Third quarter 2015 GAAP cash flow from operations of $91 million

•	Increasing cash flow guidance range and narrowing revenue and profitability ranges

CHANTILLY, VA - November 5, 2015, Engility Holdings, Inc. (NYSE: EGL) today announced financial results for the third quarter ended September 30, 2015.
Third Quarter 2015 Results
For the third quarter of 2015, the Company reported total revenue of $570 million. GAAP operating income was $34 million and GAAP operating margin was 6.0%. GAAP net income attributable to Engility was $4 million, or $0.10 per diluted share. Cash flow from operating activities was $91 million, which reflects a tax refund of $19 million.
Adjusted operating income was $52 million and adjusted operating margin was 9.1%. Adjusted net income attributable to Engility was $23 million, or $0.61 per diluted share. Adjusted EBITDA was $59 million and adjusted EBITDA margin was 10.3%.
Engility's adjusted results for net income, operating margin and EBITDA exclude $5 million of acquisition and integration costs, and $2 million in legal and settlement costs. Adjusted operating margin and adjusted net income also exclude $11 million of amortization of intangible asset expenses associated with the TASC and DRC acquisitions. Adjusted net income also includes a cash tax benefit of $3 million as a result of Engility’s third quarter 2015 $19 million cash tax refund. Information about the Company's use of non-GAAP financial information is provided below under "Non-GAAP Measures."
“Third quarter cash flow from operations was strong as we achieved record low DSOs and realized a tax benefit resulting from our TASC acquisition," said Tony Smeraglinolo, President and CEO of Engility. “While our third quarter revenue and profitability results were impacted by contract award and start delays, we continue to expect to be within our 2015 full-year guidance ranges given the ramp-up of recent contract wins and ongoing profit initiatives. We are raising our 2015 cash flow guidance to reflect the success of our systems and process integration efforts and the tax refund we received in the third quarter. We remain encouraged by our future growth prospects given our position in the market, the significant amount of submitted proposals we have awaiting adjudication and our business model, which combines our technical expertise and cost efficiencies.”
Key Performance Indicators for the Third Quarter of 2015

•	Book-to-bill ratio was 1.0x on contract awards of $565 million.

•	Book-to-bill ratio was 0.8x on funded orders of $465 million; funded backlog was $804 million.

•	Days sales outstanding (DSO), net of advanced payments, was 55 days.

•	Decreased outstanding debt by $35 million.
Significant Third Quarter 2015 Awards

•
Awarded a $74 million contract by the U.S. Agency for International Development (USAID) to implement the Growth, Enterprise, Employment and Livelihood (GEEL) project in Somalia. GEEL will expand small-and-medium-sized enterprise access to investment opportunities, increase the availability of key business services, and support improved business policy and regulation. This project, which represents new work for Engility, also will stimulate private investment in high growth industries such as agriculture, fisheries and renewable energy, and will boost employment potential for youth and women in regions previously inaccessible due to security concerns.

•
Awarded a $49 million contract to provide and support advanced technical communications systems for the U.S. Northern Command (USNORTHCOM), serving the Department of Defense, civil first responders, homeland defense operations and disaster relief activities. Under this follow-on contract win, Engility will provide full system lifecycle support, including capability design, solutions development, engineering, systems modifications, technical refresh, training and repair.

•
Awarded a contract with a potential value of $35 million to provide technical and administrative support to the Latin America and Caribbean Regional Office of USAID’s Office of Foreign Disaster Assistance (OFDA). Under this recompete contract, in the event of emergencies, such as natural disasters, Engility teams will deploy to disaster sites, perform damage assessments, and provide guidance on disaster response efforts to host country governments and local stakeholders. When not responding to a disaster, Engility provides year-round technical assistance for disaster preparedness and mitigation activities in the region, overseeing instruction in disaster management concepts, training methodologies and related technical disciplines.

•
Awarded a $31 million contract extension to help enhance the effectiveness of psychological health (PH) and Traumatic Brain Injury (TBI) programs that provide care to service members, veterans and their families. This contract was awarded by the U.S. Army Medical Research Acquisition Activity for the Defense Centers of Excellence for PH and TBI.

•
Awarded a $14 million contract to provide technical, policy and program management support for the Army's Product Director Automated Movement and Identification Solutions (PD AMIS) program. PD AMIS, a part of the Army's Program Executive Office (PEO) Enterprise Information Systems (EIS), controls all aspects of Automated Identification Technology (AIT), which allows the Army to track assets and manage key elements of logistics, including the procurement, expertise, training, customer support and the introduction of new technologies into all logistical operations. All U.S. Army organizations and several other Department of Defense organizations procure AIT products and services through PD AMIS.

•
Awarded a prime position on a $900 million indefinite delivery/indefinite quantity (IDIQ) contract to provide professional and technical services supporting medical product research and development (MPRD) for the U.S. Army and other Department of Defense entities. The MPRD program provides a mechanism for all aspects of medical product research and development and life cycle support to sustain our nation's warfighters. This contract, which represents new work, was awarded by the U.S. Army Medical Research and Material Command.

Fiscal Year 2015 Guidance
We are updating the fiscal year 2015 financial guidance we issued on August 6, 2015 based on our financial results for the first nine months of 2015 and our outlook for the remainder of the year. We are increasing our fiscal year 2015 operating cash flow guidance and narrowing the guidance ranges for revenue, GAAP diluted EPS, adjusted diluted EPS and adjusted EBITDA. The table below summarizes our fiscal year 2015 guidance and includes approximately 10 months of TASC's expected financial results since the acquisition closed on February 26, 2015.

	Current Outlook for Fiscal Year 2015	Prior Outlook for Fiscal Year 2015
Revenue	$2.05 billion - $2.1 billion	$2.0 billion - $2.2 billion
GAAP Diluted EPS (1)	$0.15 - $0.35	$0.15 - $0.50
Adjusted Diluted EPS (1)	$2.05 - $2.35	$2.05 - $2.50
Adjusted EBITDA (1)	$205 million - $215 million	$205 million - $220 million
GAAP operating cash flow	$65 million - $75 million	$50 million - $60 million

(1) 2015 GAAP and adjusted diluted EPS guidance assumes weighted average outstanding shares of approximately 34 million. GAAP diluted EPS assumes a 2015 full year tax benefit of approximately $12 million to $14 million. Adjusted diluted EPS assumes 2015 net cash tax payments of approximately $1 million. Our adjusted diluted EPS and adjusted EBITDA guidance excludes approximately $70 million to $75 million of amortization of acquired intangible assets, and deal and integration costs associated with the TASC and DRC acquisitions.
Non-GAAP Measures
The tables under "Engility Holdings, Inc. Reconciliation of Non-GAAP Measures" present Adjusted Operating Income, Adjusted Operating Margin, Earnings before Interest, Taxes, Depreciation, and Amortization (EBITDA), Adjusted EBITDA, EBITDA Margin, Adjusted EBITDA Margin, Adjusted Income before Income Tax, Adjusted Net Income, and Adjusted Diluted EPS, reconciled to their most directly comparable GAAP measure. These financial measures are calculated and presented on the basis of methodologies other than in accordance with U.S. generally accepted accounting principles ("Non-GAAP Measures"). Engility has provided these Non-GAAP Measures to adjust for, among other things, the impact of transaction and integration costs and amortization expenses related to our acquisitions of TASC and DRC, as well as restructuring and legal and settlement costs. These items have been adjusted because they are not considered core to the Company’s business or otherwise not considered operational or because these charges are non-cash or non-recurring. The Company presents these Non-GAAP Measures because management believes that they are meaningful to understanding Engility’s performance during the periods presented and the Company’s ongoing business. Non-GAAP Measures are not prepared in accordance with GAAP and therefore are not necessarily comparable to similarly titled metrics or the financial results of other companies. These Non-GAAP Measures should be considered a supplement to, not a substitute for, or superior to, the corresponding financial measures calculated in accordance with GAAP.
CONFERENCE CALL INFORMATION
Engility will host a conference call at 8 A.M. ET on November 5, 2015, to discuss the financial results for our third quarter 2015.
Listeners may access a webcast of the live conference call from the Investor Relations section of the Company's website at http://www.EngilityCorp.com. Listeners also may access a slide presentation on the website which summarizes our 2015 third quarter results and our fiscal year 2015 guidance. Listeners should go to the website at least 15 minutes before the live event to download and install any necessary audio software.
Listeners also may participate in the conference call by dialing (866) 300-6036 (domestic) or (412) 455-6216 (international) and entering pass code 58341254.
A replay will be available on the Company's website approximately two hours after the conference call and continuing for one year. A telephonic replay also will be available through November 12, 2015 at (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering pass code 58341254.
ABOUT ENGILITY
Engility is a pure-play government services provider that delivers highly skilled personnel wherever, whenever they are needed in a cost-efficient manner. The Company proudly serves customers that span the federal services market including the Department of Defense, the Intelligence community, Space and Federal Civilian agencies. Headquartered in Chantilly, Virginia, Engility is a leading provider of specialized technical consulting, program and business support services, engineering and technology lifecycle support, information technology, modernization and sustainment, supply chain services and logistics management, and training and education for the U.S. Government. To learn more about Engility, please visit www.engilitycorp.com.
FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Engility’s future prospects, projected financial results, estimated integration costs and acquisition related amortization expenses, business plans, as well as the TASC transaction and its expected benefits and the timing of such benefits. Words such as "may," "will," "should," "likely," "anticipates," "expects," "intends," "plans," "projects," "believes," "estimates" and similar expressions are also used to identify these forward-looking statements. These statements are based on the current beliefs and expectations of Engility’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause Engility’s actual results to differ materially from those described in the forward-looking statements can be found under the heading "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2014, and more recent documents that have been filed with the Securities and Exchange Commission (SEC) and are available on the investor relations section of Engility’s website (http://www.engilitycorp.com) and on the SEC’s website (www.sec.gov). Forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, historical information should not be considered as an indicator of future performance.
Media:                                Investor Relations:
Eric Ruff                            Dave Spille
Engility Holdings, Inc.                        Engility Holdings, Inc.
(703) 375-6463                            (703) 375-4221
eric.ruff@engilitycorp.com                     dave.spille@engilitycorp.com

ENGILITY HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30, 2015	September 30, 2014	Change	September 30, 2015	September 30, 2014	Change
Revenue	$570,459	$345,061	$225,398	$1,548,601	$1,047,575	$501,026
Costs and expenses
Cost of revenue	486,382	293,039	193,343	1,316,482	897,114	419,368
Selling, general and administrative expenses	49,578	25,255	24,323	159,493	80,897	78,596
Total costs and expenses	535,960	318,294	217,666	1,475,975	978,011	497,964
Operating income	34,499	26,767	7,732	72,626	69,564	3,062
Interest expense, net	31,261	3,342	27,919	80,589	9,538	71,051
Other income (expenses), net	15	(67)	82	44	(20)	64
Income (loss) before income taxes	3,253	23,358	(20,105)	(7,919)	60,006	(67,925)
Provision (benefit) for income taxes	(1,661)	9,115	(10,776)	(15,662)	23,454	(39,116)
Net income	4,914	14,243	(9,329)	7,743	36,552	(28,809)
Less: Net income attributable to non-controlling interest	1,264	1,082	182	4,364	3,615	749
Net income attributable to Engility	$3,650	$13,161	$(9,511)	$3,379	$32,937	$(29,558)

Earnings per share attributable to Engility
Basic	$0.10	$0.77	$(0.67)	$0.10	$1.93	$(1.83)
Diluted	$0.10	$0.73	$(0.63)	$0.10	$1.83	$(1.73)

Weighted average number of shares outstanding
Basic	36,623	17,151		32,527	17,080
Diluted	37,136	18,065		33,065	17,994

ENGILITY HOLDINGS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(in thousands)

	As of
	September 30, 2015	December 31, 2014
Assets:
Current assets:
Cash and cash equivalents	$75,898	$7,123
Receivables, net	389,410	286,403
Prepaid and deferred income taxes, current, net	21,570	296
Other current assets	31,664	27,488
Total current assets	518,542	321,310
Property, plant and equipment, net	40,523	19,839
Goodwill	1,382,140	644,554
Identifiable intangible assets, net	451,497	123,549
Deferred tax assets	171,337	4,793
Other assets	24,574	8,591
Total assets	$2,588,613	$1,122,636
Liabilities and Equity:
Current liabilities:
Current portion of long-term debt	$8,447	$13,750
Accounts payable, trade	62,691	49,121
Accrued employment costs	105,810	47,824
Accrued expenses	103,207	71,582
Advance payments and billings in excess of costs incurred	43,962	22,300
Deferred income taxes, current and income tax liabilities	458	9,810
Other current liabilities	39,774	21,098
Total current liabilities	364,349	235,485
Long-term debt	1,140,571	279,500
Income tax liabilities	69,250	79,713
Other liabilities	71,878	51,185
Total liabilities	1,646,048	645,883
Equity:
Preferred stock, par value $0.01 per share, 25,000 shares authorized, none issued or outstanding as of September 30, 2015 and December 31, 2014	—	—
Common stock, par value $0.01 per share, 175,000 shares authorized, 36,735 and 17,592 shares issued and outstanding as of September 30, 2015 and December 31, 2014, respectively	368	176
Additional paid-in capital	1,231,173	770,764
Accumulated deficit	(292,164)	(295,543)
Accumulated other comprehensive income	(8,457)	(9,018)
Non-controlling interest	11,645	10,374
Total equity	942,565	476,753
Total liabilities and equity	$2,588,613	$1,122,636

ENGILITY HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended
	September 30, 2015	September 30, 2014
Operating activities:
Net income	$7,743	$36,552
Share-based compensation	9,351	7,283
Depreciation and amortization	42,918	15,840
Amortization of bank debt fees	10,858	1,218
Deferred income taxes	12,198	(1,631)
Changes in operating assets and liabilities, excluding acquired amounts:
Receivables	46,034	40,555
Other assets	19,890	5,807
Accounts payable, trade	(22,113)	(12,049)
Accrued employment costs	(34,369)	5,349
Accrued expenses	(1,762)	(6,673)
Advance payments and billings in excess of costs incurred	3,658	2,339
Other liabilities	(33,870)	(14,105)
Net cash provided by operating activities	60,536	80,485
Investing activities:
Acquisitions, net of cash acquired	25,478	(207,250)
Capital expenditures	(12,600)	(2,765)
Net cash provided by (used in) investing activities	12,878	(210,015)
Financing activities:
Gross borrowings from issuance of long-term debt	585,000	75,000
Repayment of long-term debt	(376,553)	(10,313)
Gross borrowings from revolving credit facility	157,000	383,000
Repayments of revolving credit facility	(115,000)	(323,000)
Debt issuance costs	(42,425)	(1,131)
Equity issuance costs	(2,590)	—
Proceeds from share-based payment arrangements	279	1,481
Payment of employee withholding taxes on share-based compensation	(8,017)	(2,430)
Excess tax deduction on share-based compensation	5,061	1,642
Dividends paid	(204,300)	—
Distributions to non-controlling interest member	(3,094)	(4,990)
Net cash (used in) provided by financing activities	(4,639)	119,259
Net change in cash and cash equivalents	68,775	(10,271)
Cash and cash equivalents, beginning of period	7,123	29,003
Cash and cash equivalents, end of period	$75,898	$18,732

ENGILITY HOLDINGS, INC.
RECONCILIATION OF NON-GAAP MEASURES

The following tables set forth a reconciliation of each of these Non-GAAP Measures to the most directly comparable GAAP measure for the periods presented.
Adjusted Operating Income and Adjusted Operating Margin
(dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Operating income	$34,499	$26,767	$72,626	$69,564

Adjustments
Acquisition and integration-related expenses excluding amortization	5,177	2,227	32,770	8,850
Acquisition-related intangible amortization	10,796	1,683	25,968	4,488
Legal and settlement costs	1,586	—	1,740	230
	17,559	3,910	60,478	13,568

Adjusted operating income	$52,058	$30,677	$133,104	$83,132

Operating margin	6.0%	7.8%	4.7%	6.6%
Adjusted operating margin	9.1%	8.9%	8.6%	7.9%

ENGILITY HOLDINGS, INC.
Adjusted Earnings Per Share
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
GAAP net income attributable to Engility	$3,650	$13,161	$3,379	$32,937
Net income attributable to non-controlling interest	1,264	1,082	4,364	3,615

GAAP net income	4,914	14,243	7,743	36,552
Provision (benefit) for income taxes	(1,661)	9,115	(15,662)	23,454
Income tax rate	(51.1)%	39.0%	197.8%	39.1%

GAAP income (loss) before taxes	3,253	23,358	(7,919)	60,006

Adjustments
Acquisition and integration-related expenses excluding amortization	5,177	2,227	32,770	8,850
Acquisition-related intangible amortization	10,796	1,683	25,968	4,488
Legal and settlement costs	1,586	—	1,740	230
Bank fees previously capitalized and included in interest expense	—	—	4,602	—
Total adjustments	17,559	3,910	65,080	13,568

Adjusted income before income tax	20,812	27,268	57,161	73,574
Adjusted provision for income taxes	—	10,641	—	28,687
Cash paid (received) for income taxes	(3,173)	—	1,075	—
Adjusted income tax rate	(15.2)%	39.0%	1.9%	39.0%

Adjusted net income	23,985	16,627	56,086	44,887
Less: Net income attributable to non-controlling interest	1,264	1,082	4,364	3,615

Adjusted net income attributable to Engility	$22,721	$15,545	$51,722	$41,272

Adjusted diluted earnings per share attributable to Engility	$0.61	$0.86	$1.56	$2.29

GAAP diluted earnings per share attributable to Engility	$0.10	$0.73	$0.10	$1.83

Diluted weighted average number of shares outstanding - Adjusted	37,136	18,065	33,065	17,994
Diluted weighted average number of shares outstanding - GAAP	37,136	18,065	33,065	17,994

ENGILITY HOLDINGS, INC.
Earnings before interest, taxes, depreciation, and amortization (EBITDA) and Adjusted EBITDA
(dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Net income	$4,914	$14,243	$7,743	$36,552

Interest, taxes, and depreciation and amortization
Interest expense	31,261	3,342	80,589	9,538
Provision (benefit) for income taxes	(1,661)	9,115	(15,662)	23,454
Depreciation and amortization	17,425	5,843	42,918	15,840
EBITDA	51,939	32,543	115,588	85,384

Adjustments to EBITDA
Acquisition and integration-related expenses excluding amortization	5,177	2,227	32,770	8,850
Legal and settlement costs	1,586	—	1,740	230
	6,763	2,227	34,510	9,080

Adjusted EBITDA	$58,702	$34,770	$150,098	$94,464

EBITDA margin	9.1%	9.4%	7.5%	8.2%
Adjusted EBITDA margin	10.3%	10.1%	9.7%	9.0%